UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 13, 2014

Nortek, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34697 (Commission File Number)	05-0314991 (I.R.S. Employer Identification No.)

500 Exchange Street,
Providence, Rhode Island 02903-2360
(Address of principal executive offices, including zip code)

401-751-1600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on August 4, 2014, Sean P. Burke, Group President, Technology Solutions Group of Nortek, Inc. (the “Company”), will be leaving his position with the Company to pursue other interests, effective September 1, 2014 (the “Termination Date”). In connection with the foregoing, Mr. Burke entered into a severance and general release agreement (the “Separation Agreement”) pursuant to which, among other things, Mr. Burke will receive a severance benefit equal to $515,000, the equivalent of one year’s base salary, less applicable withholdings, payable in substantially equal monthly payments over the twelve-month period beginning after the Termination Date, as well as all unpaid compensation to which he is otherwise entitled through the Termination Date, including for any accrued, unused paid time off pay, if any.

The foregoing description of the Separation Agreement is qualified by reference to the full text of the Separation Agreement, a copy of which will be filed with the Company’s next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEK, INC.

By:	/s/ Kevin W. Donnelly
	Name:	Kevin W. Donnelly
	Title:	Senior Vice President, General Counsel and Secretary

Date:	August 15, 2014